SCHEDULE 14A INFORMATION
                                     Proxy

Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12.

                              Hurco Companies, Inc.
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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


                              HURCO COMPANIES, INC.

                               ONE TECHNOLOGY WAY
                                 P.O. BOX 68180
                           INDIANAPOLIS, INDIANA 46268
                                 (317) 293-5309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 3, 2002


To Our Shareholders:

The 2002 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, 46268 at 10:00 a.m. EST on Wednesday, April 3, 2002, for the following purposes:

1. To elect six directors to serve until the next annual meeting or until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on January 30, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.


                                           By order of the Board of Directors,



                                           Roger J. Wolf, Secretary


February 27, 2002
Indianapolis, Indiana




                             YOUR VOTE IS IMPORTANT
                       Even if you plan to attend the meeting,
                       we urge you to mark, sign and date the
                      enclosed proxy and return it promptly
                             in the enclosed envelope.

                              HURCO COMPANIES, INC.
                               One Technology Way
                                 P. O. Box 68180
                           Indianapolis, Indiana 46268

                         Annual Meeting of Shareholders
                                  April 3, 2002
 ------------------------------------------------------------------------------

                                 PROXY STATEMENT
 ------------------------------------------------------------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the holders (the "Shareholders") of common stock of Hurco Companies, Inc. ("Hurco" or the "Company") in connection with the solicitation of proxies by the Board of Directors for the 2002 Annual Meeting of Shareholders to be held at 10:00 a.m. EST on Wednesday, April 3, 2002 at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to the Shareholders on or about February 27, 2002. Proxies are being solicited principally by mail. Directors, officers and regular employees of Hurco may also solicit proxies personally by telephone, telegraph or otherwise. All expenses incident to the preparation and mailing to the Shareholders of the Notice, Proxy Statement and form of Proxy will be paid by Hurco.

Shareholders of record as of the close of business on January 30, 2002, are entitled to notice of and vote at the Annual Meeting or any adjournments thereof. On such record date, Hurco had 5,583,158 shares of common stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

If the enclosed form of proxy is executed and returned, it may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

A proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the instructions of the shareholder in the proxy. If no instructions are given, the proxy will be voted for the election of the Board of Directors' nominees named in this Proxy Statement. Directors will be elected by a plurality of the votes cast. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owners. Shares that are not voted with respect to a specific proposal will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions will affect the matters to be voted on at the Annual Meeting.

                              ELECTION OF DIRECTORS


The Board of Directors currently consists of six members and the Board has nominated six persons for election as directors. All nominees are currently directors. Each director will serve for a term of one year, which expires at the next Annual Meeting of Shareholders of the Company when his successor has been elected. The six nominees are: Robert W. Cruickshank, Michael Doar, Richard T. Niner, O. Curtis Noel, Charles E. Mitchell Rentschler and
Gerald V. Roch. Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to accept election.


The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years:

                                                                Served as a
Name                                       Age                 Director since
----                                       ---                 --------------
Robert W. Cruickshank (2,3)                56                       2000

Michael Doar (1)                           46                       2000

Richard T. Niner (1)                       62                       1986

O. Curtis Noel (3)                         66                       1993

Charles E. Mitchell Rentschler (2)         62                       1986

Gerald V. Roch (2)                         70                       2001


Robert W. Cruickshank has been owner of R. W. Cruickshank Company, a financial services firm since 1981. Mr. Cruickshank is also a director of Calgon Carbon Corporation, a producer of products and services for the purification, reparation and concentration of liquids and gases, and Friedman's Jewelers, Inc., a retail jewelry business.

Michael Doar was elected Chairman of the Board of Directors and Chief Executive Officer on November 13, 2001. Previously, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business. Mr. Doar had held various management positions with Ingersoll International since 1989.

Richard T. Niner was appointed Chairman of the Executive / Nominating Committee of the Board of Directors on November 13, 2001. Mr. Niner had previously held the position of Chairman of the Board of Directors since March 9, 1999. Mr. Niner is a general partner of Wind River Associates.
Mr. Niner is also a general partner of Brynwood Management II, L.P., the general partner of Brynwood Partners II, L.P., and until December 31, 1998, was a general partner of Brynwood Management, the general partner of Brynwood Partners Limited Partnership. Mr. Niner is a director of Arrow International, Inc., a cardiac and critical care products business, and Case, Pomeroy & Company, Inc., a real estate, oil and gas investment business.

O. Curtis Noel has been an independent business consultant for more than ten years specializing in market and industry studies, competitive analysis and corporate development programs with clients in the U.S. and abroad.

Charles E. Mitchell Rentschler has been an independent business consultant since 2001, providing general business consulting services to the foundry industry. Mr. Rentschler served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. from 1985 until 2001. The Hamilton Foundry & Machine Co. filed a petition for relief under Chapter 11 of the Bankruptcy Code on October 10, 2000.

Gerald V. Roch has been an independent business consultant providing general business and technology consulting services since 1994.
Mr. Roch was a co-founder of Hurco in 1968 and in 1986 was the founder of Made2Manage Systems, Inc., a manufacturing software company. Mr. Roch served as President and Chief Executive Officer of Made2Manage Systems, Inc. from 1986 until 1994.

(1)      Member of Executive / Nominating Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee

The Board of Directors recommends a vote FOR each of the nominees listed above.

Board Meetings and Committees

During the last fiscal year, the Board of Directors held five meetings. All of the current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served.

The Board has an Audit Committee that held six meetings during the last fiscal year. The Audit Committee has the authority to oversee the Company's accounting and financial reporting activities, and meets with the Company's independent accountants and Chief Financial Officer to review the scope, cost and results of the annual audit and to review internal accounting controls, policies and procedures (the report of the Audit Committee is included on page 7 of this Proxy Statement). The Board of Directors selects the independent accountants of Hurco upon the recommendation of the Audit Committee. See INDEPENDENT ACCOUNTANTS on page 12.

The Board has a Compensation Committee that held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation of the officers and managers of Hurco and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of the Company's employee benefit plans. The report of the Compensation Committee regarding executive compensation is included on page 8 of this Proxy Statement.

The Board of Directors has an Executive/Nominating Committee that held one meeting during the last fiscal year. The Executive/Nominating Committee reviews the structure and composition of the Board of Directors and considers the qualifications of and recommends all nominees for directors. The Executive/Nominating Committee will consider candidates whose names are submitted in writing by shareholders. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in the Company's By-laws, a copy of which is available upon request. Such requests and any nominations should be addressed to the Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268.

The members of these Committees are identified in the table on pages 2 and 3.

Compensation of Directors

Each director who is not a full-time employee of the Company receives a fee of $1,500 for each meeting of the Board of Directors attended. Each such director also receives $5,000 per fiscal quarter. Directors are also entitled to receive reimbursement for travel and other expenses incurred in attending such meetings. During the last fiscal year, Mr. Niner received compensation of $72,000 for his services as Chairman of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission and Nasdaq. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Company believes that, during its fiscal year ending October 31, 2001, its officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a).

EXECUTIVE COMPENSATION


Summary Compensation

The following table sets forth all compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the other four executive officers of Hurco (the "Named Executive Officers") whose salary and bonus exceeded $100,000 during the fiscal year ended October 31, 2001.

                           Summary Compensation Table

                                                                                           Long-term
                                                         Annual Compensation              Compensation
                                                -----------------------------------       ------------
                                                                      Other Annual         Securities      All Other
Name and                           Fiscal      Salary       Bonus     Compensation         Underlying     Compensation
Principal Position                   Year        ($)        ($)(1)       ($) (2)           Options(3)        ($)(4)
------------------                   ----      ------       ------    ------------         ----------        ------

Brian D. McLaughlin                  2001       $288,077          --        --                 --             $52,506
President and CEO                    2000        278,076      $90,000       --               40,000            52,506
                                     1999        268,077          --        --               50,000            52,206

Roger J. Wolf                        2001       $183,077          --        --                 --             $48,762
Sr. VP, Secretary                    2000        173,462      $50,000       --               30,000            46,933
Treasurer and CFO                    1999        165,946          --        --               25,000            47,566

James D. Fabris                      2001       $198,077          --        --                 --             $24,284
Executive Vice                       2000        185,576      $65,000       --               20,000            24,284
President - Operations               1999        165,904          --        --               35,000            23,984

Bernard C. Faulkner                  2001       $154,385          --      $21,762               --             $19,590
President - Hurco                    2000        108,596      $25,000      36,939            25,000            17,151
North America

David E. Platts                      2001       $121,154          --        --                 --             $14,177
Vice President of                    2000        105,182      $20,000       --               10,000            14,577
Technology & Business                1999        105,000          --        --               10,000            14,802
Developement
---------------------------

(1) Represents cash bonuses earned and paid in the subsequent year.
(2) Represents compensation related to relocation costs.
(3) Represents  shares of common  stock  underlying  grants of options  made  during the year.  We have not  granted any Stock
    Appreciation Rights (SARs).
(4) Represents contributions to defined contribution plans and split dollar life insurance premiums.

                          Defined Contribution Plan    Company Paid Split-Dollar
Name                            Company Match           Life Insurance Premiums

Brian D. McLaughlin                $5,100                        $47,406
Roger J. Wolf                       5,996                         42,766
James D. Fabris                     5,100                         19,184
Bernard C. Faulkner                 5,215                         14,375
David E. Platts                     1,962                         12,215



Stock Options

There were no options granted to the Named Executive Officers during Fiscal
2001.



       Aggregated Option Exercises in Fiscal 2001 and Year-End Option Values

                                                                                                  Value of
                                                                Number of                      Unexercised
                                                          Securities Underlying                In-the-Money
                             Shares                         Unexercised Options                    Options
                            Acquired                           at FY-End (#)                 at FY-End ($) (1)
                              on           Value         ------------------------        ---------------------
                           Exercise       Realized         Exer-           Unexer-          Exer-      Unexer-
Name                         (#)            ($)          cisable           cisable        cisable      cisable
----                       ---------     ---------       -------           -------        -------      -------

Brian D. McLaughlin           --             --          138,000            57,000             --           --
Roger J. Wolf                 --             --           70,000            35,000             --           --
James D. Fabris               --             --           58,000            34,000            285           --
Bernard C. Faulkner           --             --               --            25,000             --           --
David E. Platts           10,000         21,250           27,000            13,000             75           --
-----------------------------------------
(1)  Value is calculated based on the closing market price of the common stock on October 31, 2001 ($ 2.14) less the option exercise price.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are O. Curtis Noel and Robert W. Cruickshank. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or is a former officer or employee of the Company or any of its subsidiaries.

Employment Contracts

Roger J. Wolf entered into an employment  contract on January 8, 1993.
The contract term is unspecified. Mr. Wolf's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. Mr. Wolf is entitled to 12 months' salary if Hurco terminates his employment without just cause.

James D. Fabris entered into an employment contract on November 18, 1997. The contract term is unspecified. Mr. Fabris' salary and bonus arrangement are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of the contract, Mr. Fabris is entitled to 12 months' salary if Hurco terminates his employment for any reason other than gross misconduct.

Bernard C. Faulkner entered into an employment contract on February 4, 2000. The contract term is unspecified. Mr. Faulkner's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. Mr. Faulkner is entitled to 12 months' salary if Hurco terminates his employment for any reason.

Michael Doar entered into an employment contract effective November 13, 2001. The contract term is unspecified. Mr. Doar's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. Mr. Doar is entitled to thirty days notice and twelve months salry and benefits if he is removed as Chairman and Chief Executive Officer by action of the Board of Directors.

REPORT OF AUDIT COMMITTEE


The Company's Audit Committee is comprised of three Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the system of internal controls which management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent accountants.

The Audit Committee has adopted a formal, written charter which was approved by the full Board of Directors of the Company on May 22, 2000. The Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2001, with the Company's management. The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm.

The Company incurred the following fees for services performed by Arthur Andersen LLP for the fiscal year ended October 31, 2001:

    Audit Fees.  Fees for the audit and the review of Forms 10-Q were $294,000.
    -----------

    Financial Information Systems Design and Implementation Fees. There were no fees paid to Arthur Andersen LLP for services related to financial information systems design and implementation.

    All Other Fees.  Aggregate fees billed for all other services rendered by
    --------------   Arthur Andersen LLP were approximately $233,000.

Based on the review and discussions with the Company's independent auditors for the fiscal year ended October 31, 2001, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

                                                       Robert W. Cruickshank
                                                       Charles E. M. Rentschler
                                                       Gerald V. Roch

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes policies relating to the compensation arrangements of the Chief Executive Officer and all other executive officers and oversees the administration of the Company's employee benefit plans. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

Compensation Policy

The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base compensation with incentive compensation plans based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with stock option incentives, are designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Stock options are granted from time to time to key employees, based primarily on such person's potential contribution to the Company's growth and profitability. The Compensation Committee feels that stock options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price. The Compensation Committee believes that linking compensation for the Chief Executive Officer and all other executive officers to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

Fiscal 2001 Executive Compensation

For fiscal 2001, the Company's compensation program for the Chief Executive Officer and all other executive officers consisted of (i) base salary; (ii) bonus awards based upon the performance measurements described above; and (iii) stock option awards. During fiscal year 2001, the annual compensation of the Chief Executive Officer consisted of base salary, which was increased from fiscal 2000 for a cost-of-living adjustment. In evaluating 2001 performance, the Committee considered the Company's financial performance in relation to its business plan and other corporate performance criteria and determined that no bonuses would be awarded to the Chief Executive Officer and other corporate executive officers. There were no stock option awards granted to executive officers in fiscal 2001. The Committee believes that compensation levels for the Chief Executive Officer and all other executive officers and key employees during fiscal 2001 adequately reflect the Company's compensation goals and policies.

                                                        O. Curtis Noel
                                                        Robert W. Cruickshank

                               PERFORMANCE GRAPH *

The following graph illustrates the cumulative total shareholder return on Hurco common stock for the five-year period ended October 31, 2001, as compared to the Russell 2000 Small Company Index (which is the broad equity market index used in last year's Performance Graph); a peer group consisting of traded securities for U.S. companies in the same two digit Standard Industrial Code (SIC) group as Hurco (SIC 3500-3599 - Industrial and Commercial Machinery and Computer Equipment) used in last year's Performance Graph; and a new peer group consisting of traded securities for U.S. companies in the same three digit SIC group as Hurco (SIC 3540-3549 - Metal Working Machinery and Equipment) (which we believe includes companies more comparable to Hurco based on markets served). The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Hurco common stock.


[OBJECT OMITTED]
* $100 INVESTED ON 10/31/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. Fiscal year ending October 31.

                           INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report, Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information as of February 15, 2002, regarding beneficial ownership of the Company's common stock by each director and Named Executive Officer, by all directors and executive officers as a group, and by certain other beneficial owners of more than 5% of the common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

                                                                                     Shares Beneficially Owned
Name and Address                                                                Number                   Percent

                                    Other Beneficial Owners
Richard T. Niner                                                              941,812(1)                  16.0%
Wind River Associates, LP
1055 Washington Blvd.
Box 9-5th Floor
Stamford, CT 06901

Wellington Management Co., LLP                                                595,000 (2)                 10.7%
75 State Street
Boston, Massachusetts 02109

Dimensional Fund Advisors Inc.                                                417,200(3)                   7.5%
1299 Ocean Avenue
Santa Monica, CA  90401

FMR Corp.                                                                     387,428 (4)                  6.8%
82 Devonshire Street
Boston, Massachusetts 02109

Royce & Associates, Inc.                                                      432,200(5)                   7.7%
1414 Avenue of the Americas
New York, NY 10019

Directors and Executive Officers


Richard T. Niner                        941,812 (1)                 16.0%
Robert W. Cruickshank                    45,000 (7)                  0.8%
Michael Doar                             15,000 (7)                  0.3%
Charles E. Mitchell Rentschler           42,100 (1,6)                0.7%
O. Curtis Noel                           25,000 (1)                  0.4%
James D. Fabris                          71,333 (10)                 1.2%
David E. Platts                          39,367 (8)                  0.7%
Roger J. Wolf                            98,492 (9)                  1.7%
Brian D. McLaughlin                     142,320 (11,12)              2.4%
Executive officers and directors      1,300,771 (13)                22.1%
as a group (12 persons)

(1) Includes 25,000 shares subject to options that are exercisable within 60 days.

(2) According to a Schedule 13G, dated December 31, 2001, Wellington Management Co. has shared voting power for 505,000 shares and dispositive power for all shares.

(3) According to a Schedule 13G, dated December 31, 2001, Dimensional Fund Advisors has sole voting power for all shares.

(4) According to a Schedule 13G, dated December 31, 2001, FMR Corporation has no voting power for any of the shares.

(5) According to Schedule 13G, dated December 31, 2001, Royce & Associates has sole voting power for all shares.

(6) Includes 10,100 shares owned by Mr. Rentschler's wife, as to which he may be deemed to have beneficial ownership.

(7) Includes 15,000 shares subject to options that are exercisable within 60 days.

(8) Includes 27,667 shares subject to options that are exercisable within 60 days.

(9) Includes 85,000 shares subject to options that are exercisable within 60 days.

(10) Includes 69,833 shares subject to options that are exercisable within 60 days.

(11)     Includes 110,000 options that are exercisable within 60 days.

(12) Includes 1,320 shares owned by Mr. McLaughlin's wife and children, as to which he may be deemed to have beneficial ownership.

(13) Includes 310,167 shares subject to options that are exercisable within 60 days.

                             INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP served as the independent accountants to audit the financial statements of Hurco for the fiscal year ended October 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders. The Board of Directors expects to reappoint Arthur Andersen LLP as independent accountants to serve for the fiscal year ended October 31, 2002.


                              SHAREHOLDER PROPOSALS

The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2003 Annual Meeting of Shareholders is October 31, 2002.

In order to be considered at the 2003 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. A copy of the Company's By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Roger J. Wolf, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana, 46268, the principal executive offices of the Company.

                           ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 2001 with the Securities and Exchange Commission. Shareholders may obtain a copy of the Form 10-K by writing to Roger J. Wolf, Senior Vice-President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268. A copy of the 10-K can also be obtained at hurco.com or SEC.gov.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.


                                                              -FRONT-

------------------------------------------------------------------------- ----------------------------------------------------------
                         HURCO COMPANIES, INC.                            1.       To elect six directors to serve until the next
                                                                                Annual Meeting or until their successors are duly
                                                                                elected and qualified.

-------------------------------------------------------------------------
-------------------------------------------------------------------------

Mark box at right if you plan to attend the Annual Meeting.
                                                                           For All      With-   For All
Mark box at right if an address change or comments have been noted on the reverse side of this
card.                                                                      Nominees    hold     Except
                                                                          (01)     Robert W. Cruickshank
                                                                          (02)     Michael Doar
                                                                          (03)     Richard T. Niner
                                                                          (04)     O. Curtis Noel
                                                                          (05)     Charles E. Mitchell Rentschler
                                                                          (06)     Gerald V. Roch

-------------------------------------------------------------------------
-------------------------------------------------------------------------
                                                                          To withhold authority to vote for any individual
CONTROL NUMBER:                                                           nominee, mark the "For All Except" box and strike a line
RECORD DATE SHARES:                                                       through the name(s) of the nominee(s).  Your shares will
                                                                          be voted "For" the remaining nominee(s).

------------------------------------------------------------------------- ----------------------------------------------------------
------------------------------------------------------------------------- ----------------------------------------------------------
                                                                          2.       To transact such other business as may properly
Please be sure to sign and date this Proxy.      Date: ____________             come before the Annual Meeting or any adjournments
                                                                                thereof.

---------------------------                 ---------------------
                                                                          ----------------------------------------------------------
                                                                          ----------------------------------------------------------
         Shareholder Sign Here                            Co-Owner Sign
Here
------------------------------------------------------------------------- ----------------------------------------------------------

                                    - BACK -

                              HURCO COMPANIES, INC.
                 One Technology Way, Indianapolis, Indiana 46268

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - April 3, 2002
                  Solicited on Behalf of the Board of Directors


The undersigned hereby appoints as proxies Michael Doar and Richard T. Niner, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. (EST) on Wednesday, April 3, 2002 and any adjournments thereof, upon the matters on the reverse side.

Only shareholders of record as of the close of business on January 30, 2002, are entitle to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

                                            The shares represented by the Proxy,
                                            unless otherwise specified, shall be
                                            voted FOR each nominee listed on the
                                            reserve side.

             PLEASE VOTE, DATE AND SIGN ON RESERVE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


Please sign this proxy exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Has Your Address Changed?                          Do You Have Any Comments?

=====================================              =============================
-------------------------------------              -----------------------------